Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of RSL Communications, Ltd. on Form S-8 of our report dated September 19, 1997 relating to the consolidated financial statements and consolidated financial statement schedules of RSL Communications, Ltd. and subsidiaries.

Deloitte & Touche LLP
New York, New York
November 7, 1997